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                                   EXHIBIT 5

                             JOINT FILING AGREEMENT
                             ----------------------

          The undersigned agree to the joint filing on behalf of each of them of a Schedule 13D/A (including any and all amendments thereto) with respect to the Replacement Warrants, dated as of February 23, 2001, and further agree that this Agreement shall be included as an exhibit to such filings.

          The undersigned further agree that each party hereto is responsible for timely filing of such Schedule 13D/A and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that neither party is responsible for the completeness or accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed this 23rd day of February, 2001.

                                        INTERNET CAPITAL GROUP, INC.


                                        By: /s/ Henry N. Nassau
                                           _________________________________

                                        Name:   Henry N. Nassau
                                             _______________________________

                                        Title:  Vice President and Secretary
                                              ______________________________

                                        ICG HOLDINGS, INC.

                                        By: /s/ Henry N. Nassau
                                           _________________________________

                                        Name:   Henry N. Nassau
                                             _______________________________

                                        Title:  Vice President and Secretary
                                              ______________________________